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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42145) pertaining to The A Consulting Team, Inc. 1997 Stock Option and Award Plan, of our report dated January 31, 2000, with respect to the consolidated financial statements of The A Consulting Team, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                        ERNST & YOUNG LLP

New York, New York
March 28, 2000